===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Crown Castle International Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

[CROWN CASTLE LOGO]

April 23, 2002

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.'s 2002 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 29, 2002 at 9:00 a.m. local time in the Forest III Meeting Room of The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. The Proxy Statement and the accompanying form of proxy are being mailed to the Company's stockholders on or about April 26, 2002.

During the meeting, Company officials will report to you on the Company's financial performance and other activities during 2001 and the Company's goals for 2002. The Board of Directors welcomes this opportunity to have a dialogue with the Company's stockholders and looks forward to your comments and questions.

If you are a stockholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to the Company's Corporate Secretary, 510 Bering Drive, Suite 500, Houston, Texas 77057, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 29, 2002.

Kind Regards,

/s/ Ted B. Miller
Ted B. Miller, Jr.
Chairman of the Board

                              [CROWN CASTLE LOGO]

                    NOTICE OF ANNUAL MEETING of STOCKHOLDERS
                            Wednesday, May 29, 2002
                                   9:00 a.m.

                              The Houstonian Hotel
                            111 North Post Oak Lane
                            Forest III Meeting Room
                              Houston, Texas 77024

                                                                  April 23, 2002

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. (the "Company"). The Annual Meeting will be held at the time and place noted above. At the meeting, the Company will ask you to:
  .  elect three class I directors: Dale N. Hatfield, Lee W. Hogan and Robert
     F. McKenzie, each for a term of three years
  . ratify the appointment of KPMG LLP as the Company's independent public accountants for 2002
  .  vote on any other business properly before the Annual Meeting

Stockholders of record at the close of business on April 9, 2002, will be entitled to vote at the Annual Meeting or any adjournment of the meeting. A complete list of these stockholders will be open for examination by any stockholder of record at the Company's principal executive offices at 510 Bering Drive, Suite 500, Houston, TX 77057 for a period of ten days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH PROPOSALS.
Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date and return the proxy card whether or not you plan to attend the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ Donald J. Reid, Jr.
                                        Donald J. Reid, Jr.
                                        Corporate Secretary

                               Table of Contents

                                                                           Page
                                                                           ----
 I.    Information About Voting..........................................    3

 II.   Proposals.........................................................    5
       The Election of Directors.........................................    5
       Ratification of Appointment of Independent Public Accountants.....    6

 III.  Board of Directors................................................    7
       Nominees for Director.............................................    7
       Directors Continuing in Office....................................    9

 IV.   Information About the Board of Directors..........................   13
       Meetings..........................................................   13
       Committees........................................................   13
       Board Compensation and Relationships..............................   14

 V.    Executive Officers of the Company.................................   16

 VI.   Security Ownership of CCIC........................................   18
       Management Ownership..............................................   18
       Other Security Ownership..........................................   21

 VII.  Executive Compensation............................................   25
       Summary Compensation Table........................................   25
       Option Grants in 2001.............................................   27
       Aggregated Option Exercises in 2001 and Year-End Option Values....   28
       Employment, Termination and Change of Control Arrangements........   29
       Compensation Committee Report on Executive Compensation...........   31
       Stockholder Return Performance Presentation.......................   35

 VIII. Audit Committee Matters...........................................   36
       Audit Committee Report for the Year Ended December 31, 2001.......   36

 IX.   Other Matters.....................................................   38
       Section 16(a) Beneficial Ownership Reporting Compliance...........   38
       Stockholder Proposals for 2003 Annual Meeting.....................   38
       Expenses Relating to this Proxy Solicitation......................   39

 Appendix A, Audit Committee Charter...................................... A-1

I. INFORMATION ABOUT VOTING

Solicitation of Proxies. The Board of Directors ("Board") of Crown Castle International Corp. ("CCIC" or the "Company") is soliciting proxies for use at the 2002 Annual Meeting of CCIC ("Annual Meeting") and any adjournments of the Annual Meeting. CCIC first sent this proxy statement, the accompanying form of proxy and the CCIC Annual Report for 2001 to its stockholders on or about April 26, 2002.

Agenda Items. The agenda for the Annual Meeting is to:

  1. Elect three class I directors for a term of three years;

  2. Ratify the appointment of KPMG LLP as the Company's independent public accountants for 2002; and

  3. Conduct other business properly before the Annual Meeting.

Who can Vote. You can vote at the Annual Meeting if you are a holder on the Record Date of CCIC's common stock, par value of $0.01 per share ("Common Stock"), or CCIC's 8 1/4% Series A Cumulative Convertible Redeemable Preferred Stock ("8 1/4% Convertible Preferred Stock"). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 9, 2002 ("Record Date"). Holders of Common Stock will have one vote for each share of Common Stock, and holders of 8 1/4% Convertible Preferred Stock, which vote on an as converted basis, will have an aggregate of 7,441,860 votes. As of the close of business on April 9, 2002, there were 220,387,529 shares of Common Stock and 200,000 shares of 8 1/4% Convertible Preferred Stock outstanding. As of the Record Date, the outstanding shares of 8 1/4% Convertible Preferred Stock were convertible into an aggregate of 7,441,860 shares of Common Stock. All outstanding shares of Common Stock are entitled to vote, other than the 15,597,783 shares of Common Stock held by Crown Atlantic Holding Company LLC and the 5,063,731 shares of common stock held by Crown Castle GT Company LLC (the limited liability companies for CCIC's joint ventures with certain indirect subsidiaries of Verizon Communications Inc.), which are not entitled to vote or be counted for quorum purposes while held by such ventures.

How to Vote. You may vote in two ways:

  .  You can come to the Annual Meeting and cast your vote there.

  . You can vote by signing and returning the enclosed proxy card (or contacting the internet or telephone voting service listed on your proxy card). If you do, the individuals named on the card will vote your shares in the manner you indicate.

Use of Proxies. Unless you tell the Board on the proxy card to vote differently, the Board plans to vote all shares represented by the signed and returned proxies FOR the Board nominees named herein and FOR the ratification of the appointment of KPMG LLP as the

Company's independent public accountants for 2002. The Company does not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the shares represented by the proxies in their best judgment.

Revoking a Proxy. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

  . Sending a written notice of revocation to the Corporate Secretary of CCIC;

  .  Delivering a properly executed, later-dated proxy; or

  .  Attending the Annual Meeting and voting in person.

The Quorum Requirement. A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock and 8 1/4% Convertible Preferred Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

Vote Required for Action. Directors are elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock and the holders of 8 1/4% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, voting together as a single class. The ratification of KPMG LLP as CCIC's independent public accountants for 2002 (Proposal 2) requires the affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock and 8 1/4% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter, voting together as a single class.

Generally, all other actions require the affirmative vote of a majority of the voting power represented by shares of Common Stock and 8 1/4% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters, voting together as a single class. With respect to Proposal 1, abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. Abstentions have the effect of a no vote with respect to Proposal 2. Shares represented by broker non-votes will not be considered to be present at the Annual Meeting for purposes of Proposal 2; therefore, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

II. PROPOSALS

1. The Election of Directors

CCIC has three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for class I directors expires at the 2002 Annual Meeting.

The nominees for class I directors this year are: Dale N. Hatfield, Lee W. Hogan and Robert F. McKenzie.

The nominees have consented to be nominated and have expressed their intention to serve if elected. The Board expects that each of the nominees for class I directors will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this proxy statement.

The Board of Directors recommends a vote FOR the election of Dale N. Hatfield, Lee W. Hogan and Robert F. McKenzie as class I directors.

2. Ratification of Appointment of Independent Public Accountants

The Audit Committee of the Board has recommended that KPMG LLP continue to serve as CCIC's independent public accountants for 2002. KPMG LLP has served as CCIC's independent public accountants since 1995. An adverse vote will be considered as a direction to the Audit Committee of the Board to select other auditors for 2003.

The Company expects a representative of KPMG LLP to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Audit Fees. The aggregate fees, including out-of-pocket expenses, billed for professional services rendered by KPMG LLP for the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001, and the reviews of the Company's unaudited condensed consolidated interim financial statements as of March 31, 2001, June 30, 2001, and September 30, 2001 were $400,000.

Financial Information Systems Design & Implementation Fees. KPMG LLP did not engage in any activities or receive any fees for 2001 relating to designing or implementing hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the Company's financial statements taken as a whole.

All Other Fees. In addition to the fees described above, aggregate fees, including out-of-pocket expenses, of $1,427,000 were paid to KPMG LLP during the year ended December 31, 2001, primarily for the following professional services: tax-related services ($677,000); due diligence for acquisitions ($166,000); registration statements ($165,000); and statutory and other audits ($419,000).

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company's independent public accountants for the year 2002.

III. BOARD OF DIRECTORS

Nominees for Director
Class I--For a Term Expiring in 2005
--------------------------------------------------------------------------------

                  Dale N. Hatfield
                  Principal Occupation: Director of Interdisciplinary Telecommunications, University of Colorado at Boulder


                  Age: 63
                  Director Since: 2001
[PHOTO OF DALE N. HATFIELD]

                  Dale N. Hatfield was appointed a Director of CCIC in July 2001. Mr. Hatfield has been the Chair of the Department of Interdisciplinary Telecommunications at the University of Colorado at Boulder since January 2001. Prior to his current position, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the Federal Communications Commission and, immediately before that, he was the agency's
Chief Technologist. He retired from the FCC and government service in December 2000. Before joining the FCC in December 1997, he was Chief Executive Officer
of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant Secretary of Commerce for
Communications and Information and Deputy Administrator of the National Telecommunications and Information Administration ("NTIA"). Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC. Mr. Hatfield has received numerous professional excellence awards from industry, academia and government. Currently, Mr. Hatfield also serves on the Board of Directors of KBDI TV-12 Public Television in Denver.
--------------------------------------------------------------------------------

                  Lee W. Hogan

                  Principal Occupation: Individual Investor
                  Age: 57

                  Director Since: 2001

[PHOTO OF LEE W. HOGAN]
                  Lee W. Hogan was appointed as a director of CCIC in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. ("Reliant"), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as vice chairman and as one of four members of The Office of the Chief Executive Officer, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant's Board of Directors. Previously, Mr. Hogan served as CEO of Reliant's Retail Energy Group, president and CEO of Reliant's International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant's Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990. During that same time, he was a member of the Board of Directors of St. Luke's Episcopal Hospital, M.D. Anderson Cancer Center Outreach Corporation, The Texas Medical Center and The Salvation Army.

--------------------------------------------------------------------------------

                  Robert F. McKenzie

                  Principal Occupation: Individual Investor
                  Age: 58

                  Director Since: 1995

[PHOTO OF ROBERT F. MCKENZIE]
                  Robert F. McKenzie was elected as a director of CCIC in 1995. From 1990 to 1994, Mr. McKenzie was the Chief Operating Officer and a director of OneComm, Inc., a mobile communications provider that he helped found in 1990. From 1980 to 1990, he held general management positions with Northern Telecom, Inc., a supplier of telecommunications equipment, and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses throughout the Western United States. Since 1995, Mr. McKenzie has sought to help develop telecommunications companies as an independent investor and a director, including Cordillera Communications Corporation, CO Space and Velocom Inc. Mr. McKenzie currently also serves on the Board of Directors of Vector ESP, Inc., a private company that helps customers create and implement faster, better and more effective information technology solutions.

Directors Continuing in Office
Class II--Term Expiring in 2003
--------------------------------------------------------------------------------

                  David L. Ivy

                  Principal Occupation: Individual Investor
                  Age: 55

                  Director Since: 1997

[PHOTO OF DAVID L. IVY]
                  David L. Ivy was elected as a director of CCIC in June 1997. Mr. Ivy served as Vice Chairman--Global Mergers and Acquisitions of CCIC from March 2000 to September 2000 and as President of CCIC from August 1997 to March 2000. In addition, from October 1996 to August 1997, he served as Executive Vice President and Chief Financial Officer of CCIC.
From 1993 to 1995, Mr. Ivy was a senior executive with, and later the President and Chief Operating Officer of J.E. Robert Companies, where he managed a joint venture with Goldman, Sachs & Co. that was established to acquire distressed assets from financial institutions. From 1987 to 1993, Mr. Ivy served as Chairman of the Board of Directors of Interstate Realty Corporation.
--------------------------------------------------------------------------------

                  John P. Kelly

                  Principal Occupation: President and Chief Executive Officer

                  Age: 44
                  Director Since: 2000
[PHOTO OF JOHN P. KELLY]

                  John P. Kelly was elected as a director of CCIC in May 2000 and was appointed President and Chief Executive Officer of CCIC in August 2001. Prior to his appointment as CEO, he served as President and Chief Operating Officer of Crown Castle. Mr. Kelly joined Crown Castle in July 1998, and was named President and COO of Crown Communication, Inc. in
December of that year. From January 1990 to July 1998, Mr. Kelly was the President and Chief Operating Officer of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was also President and Chief Operating Officer of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the Board of Directors and is Vice Chairman of the Personal Communications Industry Association ("PCIA") and serves as the Chairman of PCIA's Site Owners and Managers Alliance.

--------------------------------------------------------------------------------

                  William D. Strittmatter

                  Principal Occupation: Vice President of GE Capital and Managing Director--Telecommunications for the Structured Finance Group of GE Capital

                  Age: 45

                  Director Since: 1999
[PHOTO OF WILLIAM D. STRITTMATTER]

                  William D. Strittmatter has been a director of CCIC since November 1999. He is the Vice President of GE Capital and Managing Director--Telecommunications for the Structured Finance Group of GE Capital ("SFG"). Prior to his appointment as Managing Director--Telecommunications for SFG, Mr. Strittmatter was Managing Director and head of SFG's Commercial and Industrial financing business. Before being appointed as a Managing Director of SFG, Mr. Strittmatter was SFG's Chief Credit Officer. In that capacity, he was responsible for the worldwide credit and risk management functions of SFG's project and structured financing activities in the energy, infrastructure and industrial sectors. In addition, Mr. Strittmatter was responsible for managing SFG's investment portfolio of approximately $11 billion. Mr. Strittmatter joined GE Capital in 1982 and has held various positions in finance, operations and marketing. From 1978 to 1980, Mr. Strittmatter was a CPA with the Rochester, NY office of the accounting firm Main Hurdman. Mr. Strittmatter is the nominee of GE Capital for election as a director of CCIC pursuant to the terms of CCIC's 8 1/4% Convertible Preferred Stock.

Directors Continuing in Office
Class III--Term Expiring in 2004
--------------------------------------------------------------------------------

                  Randall A. Hack
                  Principal Occupation: Senior Managing Director, Nassau
                  Capital


                  Age: 54
                  Director Since: 1997
[PHOTO OF RANDALL A. HACK]

                  Randall A. Hack was elected as a director of the Company in February 1997. Since January 1995, Mr. Hack has served as a Senior Managing Director of Nassau Capital L.L.C., an investment firm that he co-founded. Nassau Capital manages a $300 million portfolio of investments in private companies exclusively on behalf of Princeton University's endowment. From 1990 to January 1995, Mr. Hack served as President of the Princeton University Investment Company ("PRINCO"), which has management responsibility for Princeton's $8 billion endowment. From 1970 to 1988, he served as President and CEO of Matrix Development Company, a commercial and industrial real estate development firm that he founded. Mr.
Hack holds a number of corporate directorships, including CompHealth Inc., a private company engaged in comprehensive healthcare recruiting and staffing, and Vector ESP, a private company that helps customers create and implement faster, better and more effective information technology solutions. He is a past trustee of the Princeton Medical Center and Princeton Day School and is currently a trustee of The Quebec Labrador Foundation and Deerfield Academy.
--------------------------------------------------------------------------------

                  Edward C. Hutcheson, Jr.

                  Principal Occupation: Individual Investor and Consultant

                  Age: 56
                  Director Since: 1995
[PHOTO OF EDWARD C. HUTCHESON, JR.]

                  Edward C. Hutcheson, Jr. has served as a director of CCIC from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson co-founded CCIC in 1994 and served as Chairman of the Board or Chief Executive Officer from its inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment activities and has provided consulting services to private companies seeking capital. From March 1997 until February 2000, he served in several capacities with Pinnacle Global Group, Inc. ("Pinnacle"), a publicly owned financial services company, and its predecessor private companies. He served as Chief Operating Officer of Pinnacle and was a Principal of the merchant banking subsidiary of Pinnacle. During 1994, he was involved in private investment activities leading to the creation of the predecessor to CCIC. From 1987 through 1993, he served in senior management roles with Baroid Corporation ("Baroid"), a publicly owned petroleum services company. His positions included President, Chief Operating Officer and a director of Baroid from 1990 through 1993. Mr. Hutcheson also serves on the Board of Directors of Trico Marine Services (a publicly held provider of marine support vessels to the oil and gas industry), Titanium Metals Corporation (a publicly held integrated producer of titanium metals), Special Metals Corporation (a publicly held producer of high performance nickel-based alloys and superalloys), Pinnacle Management & Trust Co. (a full-service investment manager and trust company and wholly owned subsidiary of the publicly held holding company Sanders Morris Harris Group ("SMHG")) and Sanders Morris Harris (an investment banking firm and wholly owned subsidiary of SMHG).

--------------------------------------------------------------------------------


                  J. Landis Martin
                  Principal Occupation: President and CEO, NL Industries,
                  Inc.;

                  Chairman and CEO, Titanium Metals Corporation

                  Age: 56
                  Director Since: 1995
[PHOTO OF J. LANDIS MARTIN]

                  J. Landis Martin has been a director of CCIC from 1995 through November 1998 and November 1999 to the present. Mr. Martin has been Chairman and CEO of Titanium Metals Corporation ("Timet"), a publicly held integrated producer of titanium metals, since January 1995. Mr. Martin has served as
President and Chief Executive Officer of NL Industries, Inc. ("NL"), a publicly held manufacturer and marketer of titanium dioxide chemicals, since 1987 and as a director since 1986. Mr. Martin has served as Chairman of Tremont Corporation ("Tremont"), a holding company which primarily owns stock in Timet and NL, since 1990 and as Chief Executive Officer and a director of Tremont since 1988. From 1990 until its acquisition by Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, a publicly owned petroleum services company. In addition to Tremont and NL, Mr. Martin is also a director of Halliburton Company, a public company engaged in the petroleum services, hydrocarbon processing and engineering industries, Apartment Investment Management Corporation, a public real estate investment trust, and Special Metals Corporation, a publicly held producer of high performance nickel-based alloys and superalloys.

--------------------------------------------------------------------------------

                  Ted B. Miller, Jr.

                  Principal Occupation: Chairman of the Board

                  Age: 50
                  Director Since: 1995
[PHOTO OF TED B. MILLER JR.]

                  Ted B. Miller, Jr. has been Chairman of the Board since May 1999 and a director of CCIC since 1995. Mr. Miller co-founded CCIC in 1994. He was the Chief Executive Officer of CCIC from November 1996 to August 2001, President of CCIC from November 1996 to August 1997 and Vice Chairman of the Board from August 1997 to May 1999. Mr. Miller was the Managing Director
and Chief Executive Officer of Crown Castle UK Holdings Limited (formerly known as Castle Transmission Services (Holdings) Ltd) ("CCUK"), a subsidiary of CCIC, from February 1997 to September 2001 and served as Chairman of the Board of Directors of CCUK from August 1998 to September 2001. Prior to founding CCIC, Mr. Miller was involved in the commercial real estate business for 20 years.

IV. INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During 2001, the Board held 6 regular meetings and 9 special meetings. All incumbent directors attended at least 80% of the total number of meetings of the Board during the period which they were a director, except Mr. Hatfield, who attended 73% of such meetings. All incumbent directors attended all of the meetings of all committees on which they served during the period which they were a director, except Mr. McKenzie, who attended two of the three meetings of the Compensation Committee held during 2001.

Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

..Audit Committee

Duties:

.. Provide oversight relating to the Company's Financial Statements and accounting practices and generally endeavor to (among other things):

  . encourage procedures that promote sound accounting practices and systems of internal controls

  . review the adequacy and functionality of policies, procedures and control mechanisms implemented by management relating to the risks of the corporate finance function

  . review reports from Company management relating to the Company's financial reporting process and published financial statements

  . review with management any material financial risk exposures and the steps management has taken to monitor and control such exposures

.. Subject to confirmation by the Board, select, evaluate, and, where appropriate, replace the independent external auditors

The Audit Committee's Charter, containing additional information regarding the role of the Audit Committee is set forth in Appendix A to this Proxy Statement.

Members: Mr. Hogan (Chair), Mr. Hack, Mr. McKenzie and Mr. Strittmatter--all independent directors

Number of Meetings in 2001: 5

..Compensation Committee

Duties:

  .  establish and monitor compensation for the Company's executive officers

  .  review and approve compensation policies and practices

  .  administer awards under the Company's compensatory plans

  . review and make recommendations to the Board with regard to the Company's overall compensation philosophy and objectives

Members: Mr. Martin (Chair), Mr. Hogan and Mr. McKenzie--all independent directors

Number of Meetings in 2001: 3

..Nominating Committee

Duties:

  .  review and recommend candidates for director

  .  assess Board member performance

  .  review and approve director compensation policies

  .  monitor overall corporate governance

If a stockholder wishes to recommend a nominee for director, the recommendation should be sent in a timely manner to the Corporate Secretary at the address appearing on the notice of Annual Meeting (see "IX. Other Matters--Stockholder Proposals for 2003 Annual Meeting"). All recommendations should be accompanied by a complete statement of such person's qualifications and an indication of the person's willingness to serve. All serious recommendations will be considered by the Committee.

Members: Mr. Hutcheson (Chair), Mr. McKenzie and Mr. Hatfield--all independent directors.

Number of Meetings in 2001: 4

Board Compensation and Relationships

.. Compensation Plan. Effective May 25, 2000, the Board adopted a compensation arrangement for independent directors of CCIC. Effective the beginning of 2002, as further described below, the Board amended the compensation arrangement with respect to independent directors serving as Chairmen of the Board's committees.

.. Retainer and Fees. Each independent director of CCIC receives an annual retainer of $20,000 ($25,000 for Board committee chairmen, effective 2002) paid quarterly and reimbursement of reasonable incidental expenses. Each independent director also receives $1,500 for each Board meeting attended ($500 if such meeting is held by conference call) and $1,500 for each Board committee meeting attended (plus, in the case of Board committee Chairmen, an additional $1,000 for each committee meeting after the fourth such meeting in any given year, effective 2002).

.. Options. At the first Board meeting of each year, CCIC grants each independent director an option to purchase 15,000 shares of Common Stock pursuant to the Amended and Restated 1995 Stock Option Plan. In addition, each new independent director is granted 25,000 options upon such director's initial election or appointment to the Board. The exercise price of these options equals the fair market value of the shares at the close of business on the date of grant. The options have a 10-year life and are exercisable on the date of grant. In 2001, CCIC granted each independent director an option to purchase 15,000 shares at a price of $24.69 per share.

.. Other Compensation. Each independent director is eligible to participate at his cost and election in the Company's medical and dental plans. Messrs. Ivy and Miller receive certain additional benefits pursuant to their severance arrangements with the Company (see "VII. Executive Compensation--Employment, Termination and Change of Control Arrangements"). Each management director receives no additional compensation for service as a director.

..  Certain Relationships and Related Transactions. On November 19, 1999, GE
   Capital Structured Finance Group, or SFG, made a $200,000,000 strategic investment in CCIC in exchange for 200,000 shares of CCIC's 8 1/4% Convertible Preferred Stock and warrants to purchase 1,000,000 shares of CCIC's Common Stock. The warrants have an exercise price of $26.875 per share and are exercisable, in whole or in part, at any time for a period of five years following the issue date. The net proceeds of this investment were used to pay a portion of the purchase price for CCIC's transaction with GTE Wireless. The certificate of designations relating to the 8 1/4% Convertible Preferred Stock provides that so long as GE Capital or its permitted transferees hold at least 50% of such 8 1/4% Convertible Preferred Stock, GE Capital will have the right to designate one nominee to be a member of the Board of Directors of CCIC. William D. Strittmatter has served as a director of CCIC as the nominee of GE Capital since November 1999 and is also Vice President of GE Capital and Managing Director-- Telecommunications for SFG.

  David L. Ivy, Director of CCIC, and Edward W. Wallander, President and Chief Operating Officer of Crown Castle USA Inc., are brothers-in-law.

V. EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Mr. Kelly is set forth above under "III. Board of Directors."

            Name              Age                     Position
            ----              ---                     --------
John P. Kelly................  44 President and Chief Executive Officer
W. Benjamin Moreland.........  38 Senior Vice President, Chief Financial Officer
                                   and Treasurer
E. Blake Hawk................  52 Executive Vice President and General Counsel
Robert E. Giles..............  54 Executive Vice President--Strategic Business
                                   Units
Edward W. Wallander..........  44 President and Chief Operating Officer, Crown
                                   Castle USA Inc.
Peter G. Abery...............  54 President and Chief Operating Officer, Crown
                                   Castle UK Limited
Kelli Hunter Cole............  41 Senior Vice President--Human Capital
Michael T. Schueppert........  35 Senior Vice President--Business Development
Robert E. Paladino...........  43 Senior Vice President--Global Performance

W. Benjamin Moreland was appointed Chief Financial Officer and Treasurer of CCIC in April 2000. Prior to being appointed CFO, he had served as Senior Vice President and Treasurer of CCIC and its domestic subsidiaries since October 1999. Mr. Moreland joined CCIC following 15 years with Chase Manhattan Bank, primarily in corporate finance and real estate investment banking. He is responsible for all treasury functions, banking relationships and general corporate financing activities for CCIC.

E. Blake Hawk has been Executive Vice President and General Counsel of CCIC since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (now known as Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. Mr. Hawk received certification in tax law by the Texas Board of Legal Specialization in 1984 and as a Certified Public Accountant in 1976.

Robert E. Giles became Executive Vice President--Strategic Business Units of CCIC effective January 2002. Prior to that time, he had served as President and Chief Operating Officer of CCUK since April 2000. Mr. Giles served as Executive Vice President and Chief Commercial Officer for CCUK from December 1999 until April 2000. Mr. Giles has 27 years experience in the commercial real estate, banking, and energy sectors. Prior to joining Crown Castle, Mr. Giles was President of Title Network, Ltd., a real estate services firm that he owned in partnership with Goldman Sachs.

Edward W. Wallander became President and Chief Operating Officer of Crown Castle USA in April 2000. Prior to being appointed to these positions, Mr. Wallander had served as Senior Vice President and Chief Information Officer of CCIC since April 1998. From August 1990 to April 1998, Mr. Wallander worked for PNC Bank in various capacities including Senior Vice President and Chief Operating Officer of PNC Brokerage Corp. Prior to joining PNC Bank, Mr. Wallander was a commercial real estate lender with Mellon Bank, N.A. and a Certified Public Accountant for Ernst & Young, L.L.P.

Peter Abery became President and Managing Director of Crown Castle UK Limited effective January 2002. Prior to that time, Mr. Abery had served as Managing Director of Crown Castle Australia Holdings Pty Ltd. ("CCAL") and its subsidiary, Crown Castle Australia Pty Ltd., since February 2000. From October 1997 to January 2000, Mr. Abery was Managing Director of Vodafone Network, a wireless telecommunications company, in Australia. Prior to joining Vodafone, Mr. Abery had held various positions with Telstra (a publicly traded Australian telecommunications and information services company), including Managing Director of Industry Services for Domestic Wholesale Business and Director of Strategy, since 1993.

Kelli Hunter Cole was named Senior Vice President--Global Human Capital of CCIC in January 2001 and directs CCIC's global human capital strategic initiatives. Prior to joining CCIC, she served as Vice President of Global Human Resources for Software Spectrum in Dallas from November 1998 to January 2001, where she managed human resources responsibility for 2000 employees worldwide. From September 1995 to November 1998, she was Vice President of Global Human Resources, Operations for Mary Kay, Inc., where her responsibilities included international compensation, benefits, organizational development and employee communications.

Michael T. Schueppert was appointed Senior Vice President--Business Development in July 2000. Prior to being appointed Senior Vice President, he had served as Director of Sales & Marketing for CCUK since September 1997. Mr. Schueppert has 15 years experience in wireless communications and previously held a variety of sales and marketing positions with Cable & Wireless (a publicly traded global telecommunications company) in the UK and overseas.

Robert E. Paladino was appointed Senior Vice President--Global Performance of CCIC in March 2002. Mr. Paladino heads CCIC's global performance improvement programs to drive its operational excellence strategy. From 2000 to 2002, he served as Vice President and Global Leader of the Telecommunications and Utility Practice of the Balanced Scorecard Collaborative in affiliation with Harvard Business School. Mr. Paladino was a Principal Consultant with Pricewaterhouse Coopers from 1996 to 2000. Mr. Paladino is a Certified Public Accountant and is a member of the AICPA and MSCPA.

VI. SECURITY OWNERSHIP OF CCIC

Management Ownership

The table below shows the beneficial ownership as of April 9, 2002 of CCIC's capital stock held by each of the directors, nominees and executive officers of CCIC and all directors and executive officers as a group. This table also gives effect to shares that may be acquired pursuant to options, warrants or convertible stock within 60 days after April 9, 2002.

                                                           Shares Beneficially
                                                                  Owned
                                                          ---------------------
  Executive Officers and Directors(a)     Title of Class    Number   Percent(b)
  -----------------------------------    ---------------- ---------- ----------
John P. Kelly(c)........................ Common Stock(d)     807,734       *
W. Benjamin Moreland.................... Common Stock(e)     207,237       *
E. Blake Hawk........................... Common Stock(f)     404,966       *
Robert E. Giles......................... Common Stock(g)     328,854       *
Edward W. Wallander(h).................. Common Stock(i)     252,421       *
Peter G. Abery (j)...................... Common Stock(k)       6,466       *
Kelli Hunter Cole....................... Common Stock(l)      20,000       *
Michael T. Schueppert................... Common Stock(m)     171,899       *
Robert E. Paladino...................... Common Stock             --      --
Ted B. Miller, Jr.(n)................... Common Stock(o)   3,255,589    1.60
Randall A. Hack(p)...................... Common Stock(q)     191,780       *
Dale N. Hatfield(r)..................... Common Stock(s)      40,000       *
Lee W. Hogan(t)......................... Common Stock(u)      40,000       *
Edward C. Hutcheson, Jr.(v)............. Common Stock(w)     150,516       *
David L. Ivy(x)......................... Common Stock(y)   1,716,813       *
J. Landis Martin(z)..................... Common Stock(aa)    144,786       *
Robert F. McKenzie(bb).................. Common Stock(cc)     92,143       *
William D. Strittmatter(dd)............. Common Stock(ee)  8,486,860    4.80
Directors and Executive Officers as a
 group
 (18 persons total)..................... Common Stock(ff) 16,318,064    7.57

---------
*  Less than 1%
(a) Except as otherwise indicated, the address of each person in this table is c/o Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, Texas 77057. Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.
(b) Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding securities, but exclude the 15,597,783 shares of Common Stock held by Crown Atlantic Holding Company LLC and the 5,063,731 shares of Common Stock held by Crown Castle GT Holding Company LLC.

(c) Mr. Kelly's principal business address is c/o Crown Castle International Corp., 2000 Corporate Drive, Canonsburg, Pennsylvania 15317.
(d) Includes options to purchase 786,724 shares of Common Stock.
(e) Includes options to purchase 197,237 shares of Common Stock.
(f) Includes (1) options to purchase 339,966 shares of Common Stock, (2) options to purchase 30,000 shares of Common Stock held by a trust, of which Mr. Hawk is the trustee, for the benefit of Mr. Hawk's child, and (3) 5,000 shares of Common Stock owned by Mr. Hawk's spouse, with respect to which Mr. Hawk may be deemed to have shared voting and investment power.
(g) Includes options to purchase 318,854 shares of Common Stock.
(h) Mr. Wallander is the President and Chief Operating Officer of Crown Castle USA, Inc., and his principal business address is 2000 Corporate Drive, Canonsburg, Pennsylvania 15317.
(i) Includes options to purchase 242,421 shares of Common Stock.
(j) Mr. Abery is the President and Managing Director of Crown Castle UK Limited, and his principal business address is Warwick Technology Park, Gallows Hill, Warwick CV346TN, United Kingdom.
(k) Represents options to purchase 6,466 shares of Common Stock.
(l) Represents options to purchase 20,000 shares of Common Stock.
(m) Represents options to purchase 171,899 shares of Common Stock.
(n) Mr. Miller is chairman of the Board and served as Chief Executive Officer through August 20, 2001. His principle business address is 510 Bering Drive, Suite 300, Houston, Texas 77057.
(o) Includes options to purchase 3,255,589 shares of Common Stock. Excludes 99,995 shares of Common Stock held in trust for the benefit of Mr. Miller's children.
(p) Mr. Hack's principal business address is c/o Nassau Capital LLC, 22 Chambers St., Princeton, New Jersey 08542.
(q) Includes (1) options to purchase 40,000 shares of Common Stock held by Mr. Hack and (2) options to purchase 35,000 shares of Common Stock and warrants to acquire 50,000 shares of Common Stock held by Nassau Capital LLC and its affiliates. Mr. Hack disclaims beneficial ownership of the shares of Common Stock represented by such options and warrants held by Nassau Capital LLC and its affiliates.
(r) Mr. Hatfield's principal business address is University of Colorado at Boulder, Engineering Center ECOT-317, Campus Box 530, Boulder, Colorado 80309-0530.
(s) Represents options to purchase 40,000 shares of Common Stock.
(t) Mr. Hogan's principal business address is 5312 Bayou Glen, Houston, Texas 77056.
(u) Represents options to purchase 40,000 shares of Common Stock.

(v) Mr. Hutcheson's principal business address is 5599 San Felipe, Suite 555, Houston, Texas 77056.
(w) Includes options to purchase 50,000 shares of Common Stock. Excludes 10,000 shares of Common Stock held in a trust for the benefit of Mr. Hutcheson's children.
(x) Mr. Ivy's principal business address is 5110 San Felipe #393W, Houston, Texas 77056.
(y) Includes options to purchase 1,706,813 shares of Common Stock.
(z) Mr. Martin's principal business address is c/o Timet Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.
(aa) Includes options to purchase 45,000 shares of Common Stock, warrants to acquire 8,000 shares of Common Stock, and 2,000 shares of Common Stock held in a trust, of which Mr. Martin is the Trustee, for the benefit of Mr. Martin's children.
(bb) Mr. McKenzie's principal business address is P. O. Box 3906, 1496 Bruce Creek Road, Eagle, Colorado 81631.
(cc) Represents options to purchase 92,143 shares of Common Stock. Excludes options to purchase 62,232 shares of Common Stock held by Mr. McKenzie pursuant to a divorce agreement dated August 18, 2000 for the benefit of his ex-wife; Mr. McKenzie disclaims beneficial ownership of such options held for his ex-wife.
(dd) William D. Strittmatter's principal business address is c/o GE Capital, 120 Long Ridge Road, Stamford, Connecticut 06927.
(ee) Represents options to purchase 45,000 shares of Common Stock held by GE Capital, warrants to acquire 1,000,000 shares of Common Stock held by GE Capital and 7,441,860 shares of Common Stock issuable upon conversion of the 200,000 shares of 8 1/4% Convertible Preferred Stock held by GE Capital. Mr. Strittmatter disclaims beneficial ownership of such shares.
(ff) Includes options to purchase 7,463,112 shares of Common Stock, warrants to acquire 1,058,000 shares of Common Stock and 7,441,860 shares of Common Stock issuable upon conversion of the 8 1/4% Convertible Preferred Stock.

Other Security Ownership

The following is a tabulation as of April 9, 2002 of those stockholders of CCIC who own beneficially in excess of 5% of each class of CCIC voting securities.

                                                         Shares Beneficially
                                                                Owned
                                                        ---------------------
        Beneficial Owner             Title of Class       Number   Percent(a)
        ----------------         ---------------------- ---------- ----------
Janus Capital Corporation(b).... Common Stock           29,713,824    14.88
 100 Fillmore Street
 Denver, Colorado 80206-4923

Goldman Sachs Asset
 Management(c).................. Common Stock           24,675,029    12.35
 10 Hanover Square
 New York, NY 10005

Capital Research and Management
 Company(d)..................... Common Stock           22,579,540    11.31
 333 South Hops Street
 Los Angeles, California 90071

Salomon Brothers International
 Limited(e)..................... Common Stock           17,713,536     8.87
 Victoria Plaza
 111 Buckingham Palace Road
 London, England SW1W OSB

Verizon Communications Inc...... Common Stock           15,597,783     7.24
 1095 Avenue of the Americas
 New York, NY 10036

General Electric Capital
 Corporation(g)................. 8 1/4% Cumulative         200,000   100.00
 120 Long Ridge Road             Convertible Redeemable
 Stamford, CT 06927              Preferred Stock

---------
(a) Pursuant to SEC rules, except as noted below, Common Stock percentages are based on the number of outstanding securities, but exclude the 15,597,783 shares of Common Stock held by Crown Atlantic Holding Company LLC and the 5,063,731 shares of Common Stock held by Crown Castle GT Holding Company LLC, unless otherwise indicated.
(b) Based on an amendment to Schedule 13G filed on February 14, 2002, Janus Capital Corporation reports sole voting and dispositive power with respect to all such shares as a result of acting as investment advisor to various investment companies and individual and institutional clients. The Schedule 13G states that Janus Capital does not have the right to receive dividends from, or the proceeds from the sale of, the shares held by such entities and disclaims any ownership associated with such rights. The Schedule 13G also indicates that Thomas H. Bailey, President, Chief Executive Officer and Chairman of the Board of Janus Capital, may be deemed to have the power to exercise or direct the voting and/or dispositive power that Janus Capital may have over such shares. Mr. Bailey specifically disclaims beneficial ownership over such shares in the Schedule 13G. The number of shares reported by Janus Capital Corporation includes 1,220,310 shares of Common Stock which may result from the assumed conversion of 900,000 shares of the Company's 6.25% Convertible Preferred Stock. Percentage ownership shown is based on the number of shares of Common Stock outstanding as of April 9, 2002 rather than February 14, 2002.
(c) Based on an amendment to Schedule 13G filed on February 14, 2002, Goldman Sachs Asset Management, a separate operating unit of Goldman, Sachs & Co., reports sole dispositive power with respect to all such shares and sole voting power with respect to 20,173,819 of such shares. The Schedule 13G states that such shares reflect the securities beneficially owned by the asset management unit of Goldman, Sachs & Co. Such asset management unit disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which it or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which its affiliate is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than such asset management unit. Percentage ownership shown is based on the number of shares of Common Stock outstanding as of April
    9, 2002 rather than February 14, 2002.
(d) Based on an amendment to Schedule 13G filed on February 11, 2002, Capital Research and Management Company reports sole dispositive power with respect to all such shares as a result of acting as investment advisor to various investment companies. The Schedule 13G states that Capital
    Research and Management disclaims beneficial ownership of such shares pursuant to SEC Rule 13d-4. The number of shares reported by Capital Research and Management includes 1,240,240 shares of Common Stock which may result from the assumed conversion of 914,700 shares of the Company's 6.25% Convertible Preferred Stock. Percentage ownership shown is based on the number of shares of Common Stock outstanding as of April 9, 2002 rather than February 11, 2002.
(e) Based upon an amendment to Schedule 13D filed on January 23, 2001, Salomon Brothers International Limited ("SBIL"), Salomon Brothers Europe Limited ("SBEL"), Salomon International LLC ("SI"), Salomon Brothers Holding
    Company Inc. ("SBHC"), Salomon Smith Barney Holdings Inc. ("SSBH"), and Citigroup Inc. each report shared voting and dispositive power with respect to the 17,713,536 shares

    (the "Covered Shares"). In addition, the Schedule 13D indicates shared voting and dispositive power of an additional 160,968 shares of Common Stock by SBHC, reflecting securities beneficially owned by certain other subsidiaries of SBHC (including securities convertible into Common Stock). The Schedule 13D also indicates shared voting and dispositive of an additional 246,710 shares of Common Stock by each of SSBH and Citigroup Inc., reflecting securities beneficially owned by certain other subsidiaries of SSBH and Citigroup Inc. (including securities convertible into Common Stock).
    The Schedule 13D states that on July 5, 2000, SBIL purchased the Covered Shares from Transmission Future Networks B.V. ("TFN"), a wholly-owned indirect subsidiary of France Telecom S.A. ("FT"). The acquisition of the shares was made in connection with the disposition by FT and its affiliates (including TFN) of their interests in the Company and its affiliates, in accordance with a letter of undertakings between FT and the United Kingdom Secretary of State for Trade and Industry.
    Pursuant to a Disposition Agreement, dated as of May 17, 2000 and amended as of June 5, 2000 (the "Disposition Agreement"), among the Company, CCUK, FT, TFN, Telediffusion de France International S.A. and SBIL, SBIL agreed, subject to certain exceptions, not to dispose of the Covered Shares prior to June 8, 2001. Following such date, TFN is entitled, pursuant to a Confirmation for Equity Swap Transaction, dated as of July 5, 2000 (the "Swap Agreement"), among TFN, FT and SBIL, to direct SBIL to dispose of the Covered Shares in a manner specified by TFN. Upon the occurrence of certain events of default with respect to FT or TFN or certain other contingencies, however, SBIL may sell the Covered Shares without TFN's direction. If the Covered Shares have not been disposed of prior to June 8, 2002 (subject to extension under certain circumstances set forth in the Disposition Agreement), the Company will be entitled to direct SBIL to dispose of any remaining Covered Shares. Pursuant to the Disposition Agreement, SBIL has granted an irrevocable proxy to each of the general counsel and associate general counsel of the Company to vote the Covered Shares in the same proportion as the votes cast by or on behalf of all other holders of Common Stock of the Company.
    By reason of their relationship, Citigroup, SSBH, SBHC, SI and SBEL may be deemed to share voting and dispositive power with respect to Common Stock owned by SBIL. In addition, by reason of certain provisions in the Disposition Agreement and the Swap Agreement described above, the Company may be deemed to share voting power with respect to the Covered Shares held by SBIL, and TFN, FT and the Company may be deemed to share dispositive power with respect to the Covered Shares held by SBIL. Percentage ownership shown is based on the number of shares of Common Stock outstanding as of April 9, 2002 rather than January 23, 2001.
(f) Based on a Schedule 13D filed on April 9, 1999, Cellco Partnership (currently doing business as Verizon Wireless), and Bell Atlantic Corporation (predecessor in interest to Verizon Communications Inc. ("Verizon")) report shared voting and dispositive power with respect to all such shares. The 15,597,783 shares are currently held by Crown Atlantic Holding Company LLC ("CA JV"), a joint venture owned 56.9% by CCIC's subsidiary, CCA Investment Corp., and 43.1% by an indirect subsidiary of Verizon (the "Verizon CA Sub"). Pursuant to the terms of the agreements relating to the CA JV, the Verizon CA Sub may trigger the dissolution of the joint venture at any time after March 31, 2002, at which time all shares of Common Stock held by the joint venture will be distributed to the Verizon CA Sub. For purposes of the percentage ownership calculation set forth in the table, the shares held by the CA JV are included in the number of shares of Common Stock outstanding. The
    Schedule 13D states that Verizon Wireless and Verizon disclaim beneficial ownership of the 15,597,783 shares of Common Stock for all purposes other than Section 13 of the Securities Exchange Act of 1934, as amended.
    The number of shares set forth in the table with respect to Verizon excludes the 5,063,731 shares of Common Stock held by Crown Castle GT Holding Company LLC ("GT JV"), a joint venture owned 82.2% by CCIC's subsidiary, Crown Castle GT Company LLC, and 17.8% by an indirect subsidiary of Verizon (the "Verizon GT Sub"). Pursuant to the terms of the agreements relating to the GT JV, the Verizon GT Sub may trigger the dissolution of the joint venture at any time after January 31, 2003, at which time all shares of Common Stock held by the GT JV will be distributed to the Verizon GT Sub. On or after December 2, 2002 (60 days prior to January 31, 2003), Verizon may be deemed to have shared voting and shared dispositive power with respect to the aggregate 20,661,514 held by the CA JV and the GT JV, which amount would constitute beneficial ownership of 9.38% of CCIC's Common Stock as of April 9, 2002. For purposes of the percentage ownership calculation in the foregoing sentence, the shares held by the CA JV and the GT JV are included in the number of shares of Common Stock outstanding.
(g) Represents all outstanding shares of 8 1/4% Convertible Preferred Stock. Such shares of Preferred Stock are convertible into an aggregate of 7,441,860 shares of Common Stock and vote with the Common Stock in proportion to the number of shares of Common Stock into which they are convertible. General Electric Capital Corporation also holds warrants to acquire 1,000,000 shares of Common Stock.

VII. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of CCIC to all persons who served as Chief Executive Officer during 2001 and the other four most highly paid executive officers for 2001.

                                                     Number of
                                                     Securities
   Name and Principal          Salary      Bonus     Underlying      All Other
        Position         Year   ($)         ($)    Options (#)(a) Compensation ($)
   ------------------    ---- --------    -------- -------------- ----------------
Ted B. Miller, Jr....... 2001 $286,540(b) $     --    125,000        $3,358,223(b)
 Chief Executive Officer 2000  325,000     325,000    362,420            10,200(c)
 and Chairman of the     1999  325,000     325,000    595,219             9,600(c)
  Board

John P. Kelly........... 2001 $325,000    $243,800    622,000        $   10,200(c)
 President and Chief     2000  275,000     206,250    205,086            10,200(c)
 Executive Officer and   1999  235,000     176,250    423,431             8,827(c)
 Director

W. Benjamin Moreland.... 2001 $245,000    $220,500    426,000        $   10,200(c)
 Senior Vice President,  2000  200,000     150,000     61,226             9,228(c)
 Chief Financial Officer 1999   28,846(d)   25,000    250,000                --
  and Treasurer

E. Blake Hawk........... 2001 $300,000    $225,000    276,000        $   10,200(c)
 Executive Vice          2000  200,000     150,000    284,719            10,200(c)
  President              1999  169,230(e)  150,000    232,918             8,307(c)
 and General Counsel

Peter G. Abery.......... 2001 $247,500    $173,000    200,000        $   59,600(f)
 President and Chief     2000  227,633(f)  160,000     13,859            92,600(f)
 Operating Officer, CCUK 1999       --          --         --                --

Edward W. Wallander..... 2001 $255,000(g) $229,500    400,000        $   10,200(c)
 President and Chief     2000  200,000     150,000    166,026            10,200(c)
 Operating Officer,      1999  180,000     135,000     64,264             7,061(c)
 Crown Castle, USA

---------
(a) All awards are for options to purchase the number of shares of Common Stock indicated.
(b) Mr. Miller resigned as Chief Executive Officer effective August 20, 2001. Amount shown as All Other Compensation for 2001 represents (1) $5,100 received pursuant to matching contributions made by the Company in accordance with the Company's 401K Plan and (2) $3,353,123 received pursuant to severance arrangements with Mr. Miller (see "VII. Executive Compensation--Termination and Change of Control Arrangements").
(c) Represents amounts received pursuant to matching contributions made by the Company in accordance with the Company's 401K plan.

(d) Mr. Moreland began working for CCIC in October 1999, at an annual salary of $150,000.
(e) Mr. Hawk began working for CCIC in February 1999, at an annual salary of $200,000.
(f) Mr. Abery began working for Crown Castle Australia Pty Ltd. in February 2000, at an annual salary of Australian $375,000 (approximately $225,000); Mr. Abery's salary was increased in July 2000 to Australian $425,000 (approximately $247,400). Mr. Abery was paid at an annual salary of Australian $482,500 (approximately $247,500) during 2001. Amounts shown as All Other compensation for Mr. Abery are comprised of allowance for motor vehicle, superannuation contributions (Australian retirement benefits), income protection insurance, and the payment of interest on certain investment loans.
(g) Mr. Wallander's base salary was increased from $230,000 to $255,000 in September 2001 in connection with his assumption of additional responsibilities.

Option Grants in 2001

The following table provides details regarding stock options granted in 2001 to executive officers named in the Summary Compensation Table. In addition, in accordance with SEC rules, the hypothetical gains are shown that would exist for the respective options based on assumed rates of annual compounded growth in the stock price of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the options are exercised.

                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                       Annual Rates of Stock
                                                                        Price Appreciation
                                      Individual Grants                 for Option Term(a)
                         --------------------------------------------- ---------------------
                          Number of    % of Total
                         Securities     Options    Exercise
                         Underlying    Granted to  or Base
                           Options    Employees in  Price   Expiration
          Name           Granted (#)  Fiscal Year   ($/Sh)     Date      5% ($)    10% ($)
          ----           -----------  ------------ -------- ---------- ---------- ----------
Ted B. Miller, Jr.......   125,000        1.9%     $24.6880   8/20/06  $1,940,769 $4,918,289

John P. Kelly...........    32,000        0.5%     $24.6880   2/22/11  $  496,837 $1,259,082
                           590,000(b)     8.9%       8.7000   9/25/11   1,418,153  3,133,748

W. Benjamin Moreland....    26,000        0.4%     $24.6880   2/22/11  $  403,680 $1,023,004
                           400,000(b)     6.0%       8.7000   9/25/11     961,460  2,124,575

E. Blake Hawk...........    26,000        0.4%     $24.6880   2/22/11  $  403,680 $1,023,004
                           250,000(b)     3.8%       8.7000   9/25/11     600,912  1,327,859

Peter G. Abery..........   100,000(b)     1.5%     $ 8.7000   9/25/11  $  240,365 $  531,144
                           100,000        1.5%      10.5000  10/15/11     660,339  1,673,430

Edward W. Wallander.....    75,000        1.1%     $24.6880   2/22/11  $1,164,461 $2,950,974
                           325,000(b)     4.9%       8.7000   9/25/11     781,186  1,726,217

---------
(a) The potential realizable value assumes a per-share market price at the time of the grant to be approximately equal to the exercise price with an assumed rate of appreciation of 5% and 10%, respectively, compounded annually for the term of the options.
(b) These options were granted as front-loaded performance options ("Front Loaded Options"). The vesting terms relating to the Front Loaded Options are more specifically described herein at "VII. Executive Compensation-- Compensation Committee Report on Executive Compensation." The expiration date set forth above with respect to the Front Loaded Options assumes the performance hurdle related to such options will be met; however, at the assumed rate of appreciation of 5% and 10% described in footnote (a) above, the performance hurdle would not be met and such options would expire five years and one month after their date of grant.

Aggregated Option Exercises in 2001 And Year-End Option Values

The following table describes all option exercises in 2001 and details the December 31, 2001 year end estimated value of unexercised stock options of each of the executive officers named in the Summary Compensation Table. All unexercised options are to purchase the number of shares of Common Stock indicated.

                                                     Number of
                                                    Securities
                                                    Underlying     Value of Unexercised
                                                    Unexercised    In-the-Money Options
                           Shares                Options at Year-           at
                         Acquired on    Value         End (#)          Year-End ($)
                          Exercise    Realized   Exercisable (E)/    Exercisable (E)/
          Name               (#)         ($)     Unexercisable (U) Unexercisable (U)(a)
          ----           ----------- ----------- ----------------- --------------------
Ted B. Miller, Jr.......  1,810,000  $15,206,600     3,255,589(E)       $3,981,090(E)
                                                            --(U)               --(U)

John P. Kelly...........         --  $        --       735,524(E)       $  664,941(E)
                                                       983,038(U)        1,196,642(U)

W. Benjamin Moreland....         --  $        --       171,904(E)       $       --(E)
                                                       565,322(U)          792,000(U)

E. Blake Hawk(b)........         --  $        --       285,657(E)       $       --(E)
                                                       507,980(U)          495,000(U)

Peter G. Abery..........         --  $        --         6,466(E)       $       --(E)
                                                       207,393(U)          216,000(U)

Edward W. Wallander.....         --  $        --       190,520(E)       $  242,516(E)
                                                       526,033(U)          675,300(U)

---------
(a) The estimated value of unexercised in-the-money stock options held at the end of 2001 assumes a per-share fair market value of $10.68 and per-share exercise prices ranging from $5.775 to $39.75 as applicable.
(b) Exercisable options shown for Mr. Hawk include 30,000 options held in trust for the benefit of Mr. Hawk's child.

Employment, Termination and Change of Control Arrangements

.. Severance Agreements. Under severance agreements entered into with each of the executive officers named above in "VII. Executive Compensation--Summary Compensation Table", CCIC is required to provide severance benefits to these executive officers if they are terminated without cause (as defined in the severance agreements) or they terminate their employment with good reason (as defined in the severance agreements) (collectively, a "qualifying termination"). The severance agreements provide for enhanced severance benefits if the executive officers incur a qualifying termination within the two-year period following a change in control (as defined in the severance agreements). Upon a qualifying termination that does not occur during the change in control period, an eligible executive officer is entitled to:

  . a lump sum payment equal to two times the sum of his base salary and annual bonus,

  . a prorated cash amount equal to his annual bonus for the year of termination,

  . continued coverage under specified welfare benefit programs for two years, and

  . immediate vesting of any outstanding options and restricted stock awards.

 Upon a qualifying termination during the change in control period, an eligible executive officer is entitled to:

  . receive a lump sum payment equal to three times the sum of his base salary and annual bonus,

  . continued coverage under specified welfare benefit programs for three years, and

  . immediate vesting of any outstanding options (which remain exercisable for two years following employment or service as a director, if applicable) and restricted stock awards.

.. Stock Options. All unvested stock options granted to executive officers vest upon a change in control. The accelerated vesting provisions relating to a change in control are contained in the individual stock option agreements.

.. Additional Severance Arrangements. During 2001, the Company also negotiated a separate severance arrangement for Ted B. Miller, Jr, who resigned as Chief Executive Officer of the Company effective August 20, 2001. Pursuant to the terms of the severance arrangement, Mr. Miller received:

  . an amount in cash equal to three times the sum of his base salary and annual bonus at the time of his resignation,

  . an amount in cash equal to his annual bonus for 2001, pro rated for the time during which he served as an executive officer in 2001,

  . continued coverage under specified welfare benefit programs for three years, and

  . immediate vesting of any outstanding options, which remain exercisable until five years following the date Mr. Miller ceases to serve on the Board.

.. Employment Agreement. The Company has entered into an employment agreement with Peter G. Abery in connection with Mr. Abery's appointment as President and Managing Director of CCUK. The contract has a term from January 1, 2002 through December 2004. The agreement provides that Mr. Abery shall receive the following compensation during the term:

  .  base salary of $250,000 per year,

  . eligibility for an annual bonus of 75% of base salary provided performance hurdles are met,

  . options to purchase 100,000 shares of the Company's common stock at an exercise price of $10.50 per share,

  .  bonus of $75,000 to be paid upon completion of the term,

  .  health care and other employee welfare benefits, and

  . access to an employee vehicle, and relocation, career transition and housing assistance.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors reviews, evaluates and establishes the salary levels of corporate executive officers (the chief executive officer ("CEO"), officers reporting directly to the CEO, and certain other officers--currently 10 persons) and administers CCIC's stock option and other compensatory plans. The current members of the Committee are J. Landis Martin, Chairman, Lee W. Hogan and Robert F. McKenzie. The following report presents the Committee's summary of CCIC's compensation programs and policies and describes the bases for compensation of CCIC's executive officers and its CEO.

.. Goals. The principal goals of CCIC's executive compensation policy are to provide competitive compensation opportunities to attract and retain qualified and productive executive employees; to motivate executives to meet and exceed corporate financial goals; and to create meaningful links between corporate performance, individual performance and rewards. It has been CCIC's traditional executive compensation policy that a significant portion of the compensation paid to the executive officers should be based on CCIC's results of operations and the growth in value of its equity. CCIC's executive officer compensation program is designed to align executive officer compensation with stockholder interests. Specifically, the program seeks to:

  . incentivize and reward executive officers for sound business management and improvement in stockholder value

  . balance its components so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized

  .  encourage achieving objectives within a team environment

  . attract, motivate and retain executive officers necessary for the long-term success of CCIC

.. Compensation Program. For the year 2001, as in prior years, the Compensation
  Committee reviewed the compensation programs of certain competitors and "peers" in similar industries. All of the companies used by the Compensation Committee as the peer group for evaluating CCIC's executive officer compensation offer base salary, stock options and bonuses. Some of the companies used by the Committee as the peer group are among those included in the Communications Services, NEC index contained in the Stockholder Return Performance Presentation graph set forth on page 35 of this proxy statement.

 The Committee believes that using stock options and performance-based bonuses matches executive officers' interests with those of the stockholders. The market price of CCIC's stock must increase in order for an executive officer to receive the value of a stock option. Therefore, CCIC's operating goals and individual incentives are targeted towards those activities that increase stockholder value. If CCIC does not perform, the options are of less value and performance-based bonuses are reduced.

 In the Committee's assessment of compensation levels, the Committee takes into consideration performance relative to the individual responsibilities of the executive officers and considerations of internal equity, as well as the financial performance of CCIC relative to its goals. The Committee also considers the competitiveness of the entire executive compensation package and each of its individual components. The Committee reviews CCIC's overall performance and each executive officer individually to determine salary and bonus adjustments and to determine stock awards.

.. Salaries. The Committee approves the annual salaries for all executive officers of CCIC. The Committee reviews recommendations made by the CEO with regard to salary adjustments for executive officers other than himself, and then either approves or amends these recommended salary adjustments. The Committee independently reviews performance of the CEO and determines an appropriate salary based on the criteria set forth above, as well as input from outside compensation consultants and other sources. In 2001, the Committee retained the services of Towers Perrin to review CCIC's overall compensation packages for executive officers. The majority of the executive officers received adjustments to their base salaries for 2001 to more closely align their compensation with the market analysis prepared by Towers Perrin.

.. Incentive Compensation. Each year, the Committee approves incentive bonuses for the executive officers of CCIC using similar methodologies to those employed in evaluating salaries for the executive officers. As in prior years, achievement of certain performance targets, such as the improvement of earnings before interest, taxes, depreciation and amortization, were used by the Committee in awarding bonuses for 2001. Depending on the level at which the performance goals are met, the CEO and the other executive officers generally are eligible for cash bonuses approximating 50 to 100 percent of their base salaries. Bonuses were paid to executive officers for 2001 based upon the level at which their respective business segments achieved performance goals; in addition, bonuses were also paid to certain persons for significant individual contributions.

.. Stock Options. Historically, the CCIC executive officers were granted discretionary annual incentive stock options pursuant to the Amended and Restated 1995 Stock Option Plan, based upon individual and corporate performance. In addition, the Committee had historically granted stock options to executive officers from time to time pursuant to a discretionary option pool (the "Option Pool") of up to 1.29% of the purchase price or deal value for major acquisitions, mergers, new business initiatives and similar transactions that were consistent with CCIC's mission statement and long-term business plans. Following the approval of the 2001 Stock Incentive Plan at the annual stockholders' meeting held on June 5, 2001, the Committee terminated the Option Pool.

  Following a change in certain management positions, the Board in September 2001 (following review and recommendation by the Committee) granted certain front-loaded performance accelerated options under the Amended and Restated 1995 Stock Option Plan ("Front-Loaded Options") to the CEO, John P. Kelly, the other executive officers and certain other key employees of CCIC. The number of Front-Loaded Options granted to each recipient was approximately equal to the number of options which would have otherwise been expected to be granted to such individual as annual incentive stock options for the years 2001, 2002 and 2003. The Front-Loaded Options have an exercise price equal to $8.70 per share, the closing share price of the CCIC common stock on the date of grant.

  In the absence of the achievement of the Performance Hurdle (defined below), the Front-Loaded Options vest on the fifth anniversary of the date of grant and expire one month thereafter. The vesting of the Front-Loaded Options is accelerated as follows upon CCIC common stock reaching a target price of $20.00 per share for twenty consecutive trading days (the "Performance Hurdle"):

  Hurdle Met Within:                        Vesting Schedule:
  ------------------       ----------------------------------------------------
  1st year of grant date   25% on first four anniversaries of grant
  1st and 2nd anniversary
   of grant                33% on second, third and fourth anniversary of grant
  2nd and 3rd anniversary
   of grant                50% on third and fourth anniversary of grant
  3rd and 4th anniversary
   of grant                100% on fourth anniversary of grant
  4th and 5th anniversary
   of grant                100% on date performance hurdle met

 Absent special circumstances, it is not expected that individuals who received Front-Loaded Options under this program will receive annual incentive options for 2002 or 2003.

.. Compensation of the Chief Executive Officer. During 2001, Ted B. Miller, Jr.
  served as CEO of CCIC from January 1, 2001 until August 20, 2001;
  thereafter, John P. Kelly served as CEO.

 For 2001, the Committee set Mr. Miller's base salary at $500,000, $286,540 of which had been paid through August 20, 2001. In determining the level of Mr. Miller's salary, the Committee considered the market in which CCIC competes, the compensation of similarly situated officers at certain competitors and "peers" in similar industries, CCIC's performance in 2000 and Mr. Miller's contributions to corporate performance. Mr. Miller did not receive non-qualified stock options under the company's annual incentive stock option program for 2001, as he was not serving as CEO at the end of 2001. In connection with Mr. Miller's resignation as CEO, and in connection with his severance arrangement, CCIC provided Mr. Miller an aggregate severance of $3,353,123 in cash (calculated as three years' base salary and bonus and an amount equal to his pro rated annual target bonus for 2001), three years of medical, dental, vision, disability and death benefits, and the vesting of all stock options held by Mr. Miller with an exercise period of five years after he ceases to serve on the Board (see "VII. Executive Compensation--Employment, Termination and Change of Control Arrangements").

 Mr. Kelly began 2001 as President and Chief Operating Officer of CCIC. The Committee set Mr. Kelly's base salary for that position at $325,000. At Mr. Kelly's request, the Committee did not increase his salary for 2001 following his appointment as CEO on August 20, 2001. Mr. Kelly also received a bonus of $243,800 (or 75% of his base salary) for his service during 2001; again, this amount reflects the amount he otherwise would have received had he not assumed the additional responsibilities of CEO. In addition, in 2001, the Company granted Mr. Kelly Front-Loaded Options to purchase 590,000 shares of common stock of the Company having an exercise price equal to $8.70 and subject to the vesting terms described above under "Stock Options". In determining the level of Mr. Kelly's salary, bonus and Front Loaded Option grant, the Committee considered the market in which CCIC competes, the compensation of similarly situated officers at certain competitors and "peers" in similar industries, CCIC's performance in 2000, Mr. Kelly's contributions to corporate performance, and Mr. Kelly's request that his cash compensation not be increased for 2001 following his appointment as CEO.

.. Summary. The Committee has considered the impact of Section 162(m) of the Code regarding the corporate limitations on deducting certain compensation expenses. It is the Committee's intent to adopt policies to obtain maximum tax deductibility of executive compensation consistent with providing motivational and competitive compensation, which is truly performance-based. However, it is also the Committee's intent to balance the effectiveness of its plans and compensation policies against the materiality of any possible lost deductions.

 The Committee believes that CCIC's executive compensation policies and programs serve the interests of the stockholders and the Company effectively. The Committee believes the various compensation programs are appropriately balanced to provide motivation for executives to contribute to CCIC's overall success and enhance the value of CCIC for the stockholders' benefit. When performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee will continue to monitor the effectiveness of CCIC's total compensation program and continue to make proposals where appropriate, in order to meet the current and future needs of CCIC.

                                               COMPENSATION COMMITTEE

                                               J. Landis Martin, Chairman
                                               Lee W. Hogan
                                               Robert F. McKenzie

Stockholder Return Performance Presentation

The following chart compares the yearly percentage change in the cumulative stockholder return on CCIC's Common Stock against the cumulative total return of the NASDAQ Market Index, the NYSE Market Value Index and SIC Code Index (Communications Services, NEC) for the period commencing August 18, 1998 (the date the Company went public) and ending December 31, 2001. The Company's Common Stock was traded on the NASDAQ NMS from August 18, 1998 until April 25, 2001, at which time the Company's Common Stock began trading on the New York Stock Exchange under the symbol "CCI."


                     [PERFORMANCE CHART APPEARS HERE]


             Crown Castle    Communications  NASDAQ Market
             ------------    --------------  -------------

08/18/1998      100.00          100.00          100.00
12/31/1998      180.77          115.81          147.73
12/31/1998      247.12          163.13          260.55
12/29/2000      208.18           83.50          163.76
12/31/2001       82.15           35.20          130.54

VIII. AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the New York Stock Exchange Listed Company Manual. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth in Appendix A to this proxy statement.

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee Report for the Year Ended December 31, 2001

To our Stockholders:

Management has the primary responsibility for preparing the Company's financial statements and implementing the Company's reporting process, including the Company's system of internal controls. On behalf of the Board of Directors, the Audit Committee, among other duties, performs an oversight role relating to the Company's financial reporting processes and systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal accountants.

Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Committee has discussed any items required to be communicated to it by the independent accountants in accordance with standards established by the American Institute of Certified Public Accountants (including Statement on Auditing Standards 61).

The Audit Committee has received from the independent accountants a letter describing any relationships with the Company that may bear on their independence (as required by Independence Standards Board Standard No. 1) and has discussed with the independent accountants the accountants' independence from the Company and its management. The Committee has reviewed the audit fees of the independent accountants. It has also reviewed non-audit services and fees to assure compliance with the Company's and the Committee's policies restricting the independent accountants from performing services that might impair their independence.

The Audit Committee discussed with the Company's independent accountants the overall scope of and plans for their audit. The Committee has met with the independent accountants, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal controls. The Committee has reviewed significant audit findings prepared by the independent accountants and those prepared by the Company's staff, together with management's responses.

Based on its reviews of the Company's audited financial statements and the discussions with management and the independent accountants referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                               AUDIT COMMITTEE

                                               Lee W. Hogan, Chairman
                                               Randall A. Hack
                                               Robert F. McKenzie
                                               William D. Strittmatter

IX. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires CCIC's directors and executive officers, and persons who own more than 10% of a registered class of CCIC's equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of CCIC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the 2001 fiscal year, CCIC's executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except (i) Randall A. Hack filed a Form 5 for 2001 late relating to one transaction, (ii) Ted B. Miller, Jr. filed a Form 4 late relating to four transactions which took place in November 2001, and (iii) Dale N. Hatfield filed a Form 3 late relating to his appointment as a director.

Stockholder Proposals for 2003 Annual Meeting

Stockholders wishing to have a proposal included in the Board's 2003 proxy statement must submit the proposal so that the corporate secretary of CCIC receives it at CCIC's principal executive offices no later than December 24, 2002. If the date of the 2003 Annual Meeting is changed by more than 30 days from the date of the 2002 Annual Meeting, the deadline for submitting proposals to be included in the Board's 2003 proxy statement will be a reasonable time before the Company begins to print and mail its proxy materials for its 2003 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2003 Annual Meeting provided such nominations and proposals are in accordance with CCIC's bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2003 Annual Meeting must be received not less than 90 days (February 28, 2003) nor more than 120 days (January 29, 2003) before May 29, 2003 (which will then be the first anniversary of the preceding year's meeting) at CCIC's principal executive offices, 510 Bering, Suite 500, Houston, TX 77057, Attn: Corporate Secretary. If the 2003 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2002 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2003 Annual Meeting and not later than the later of the 90th day prior to the 2003 Annual Meeting or the 10th day following the announcement of the change in the 2003 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to the Corporate Secretary.

If the date of the 2003 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2002 Annual Meeting, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under
Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board's 2003 proxy statement and the new date for determining whether the Company has received timely notice of a nomination or proposal.

Expenses Relating to this Proxy Solicitation

CCIC will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, CCIC officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. CCIC also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of CCIC stock and obtaining the proxies of those owners.

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Donald J. Reid, Jr., Corporate Secretary, Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, Texas 77057. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request with respect thereto addressed to Mr. Reid.

The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

                                          By Order of the Board of Directors,
                                          /s/ Donald J. Reid, Jr.
                                          Donald J. Reid, Jr.
                                          Corporate Secretary

                                                                     Appendix A

                       CROWN CASTLE INTERNATIONAL CORP.
                            AUDIT COMMITTEE CHARTER

  The Audit Committee (the "Committee") is established by the Board of Directors ("Board") of Crown Castle international Corp. ("Company") to assist the Board in its fiduciary responsibilities to the Company's shareholders. The Committee's function is an oversight role relating to the Company's financial statements and accounting practices. In its oversight function, the Committee is neither intended nor equipped to guarantee to the Board, the Shareholders or any other person the accuracy and quality of the Company's financial statements and accounting practices. Proper accounting, financial reporting, and audit functions are a collaborative effort among internal and external professionals.

  In connection with the Committee's oversight function, it should generally endeavor to:

  1. Encourage procedures that promote (i) sound accounting practices and systems of internal controls, (ii) reasonable allocation of human resources to the accounting and external auditing processes and (iii) appropriate relations with the independent external auditors ("Auditors").

  2. Review the adequacy and functionality of policies, procedures and control mechanisms implemented by management relating to the risks of the corporate finance function.

  3. Review reports from Company management ("Management") relating to the Company's financial reporting process and published financial statements.

  4. Promote effective communication among Management, the Board, the Committee and the Auditors.

  5. Review with Management any material financial risk exposures, including risks resulting from technology, security or business operations, and the steps Management has taken to monitor and control such exposures.

  6. Review the adequacy of human resources and expertise in the financial accounting and reporting process as well as the external auditing process.

  7. Review reports from Management relating to legal and regulatory matters that may have a material impact on the Company's financial statements and compliance policies.

  8. Review reports from and consult with the Company's accounting department as to on-going monitoring programs, compliance with policies and other accounting issues or controls.

  9. Subject to confirmation by the Board, select, evaluate, and, where appropriate, replace the Auditors. The Committee will endeavor to:

    . recommend as necessary the appointment of the Auditors to the Board for its approval, based upon periodic performance and Auditor independence evaluations;

    . periodically review the independence of the Auditors by obtaining a formal written statement delineating all relationships between Auditors and the Company, including non-audit related services and fees;

    . periodically discuss with the Auditors concerns relating to the Auditors' objectivity and independence; and

    . recommend, if necessary, that the Board take appropriate action relating to the independence of the Auditors.

  10. Review with the Auditors the accounting principles and policies of the Company and matters discussed in the Auditors' report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The Auditors are ultimately responsible to the Board and the Committee.

  11. Prepare a report, for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain matters with the Auditors. Based upon these discussions, the report will state whether the Committee recommends or recommended to the Board that the audited financial statements be included in the Company's Annual Report or any other reports.

  12. Review the Committee's charter on a periodic basis and submit any revisions deemed necessary or appropriate to the Board for its consideration and approval.

  The Committee shall be comprised of no fewer than three independent members of the Board. A Chairperson shall be designated by the Board from among the members of the Committee. The members of the Committee shall be financially literate with at least one having accounting or related financial management expertise. Management, the Auditors, outside counsel and other persons may attend each meeting or portions thereof as required or permitted by the Committee. Regular meetings of the Committee shall be held at such times as determined by resolution of the Board or the Committee. A special meeting of the Committee shall be called by resolution of the Board or by the Secretary or Assistant Secretary of the Company upon the request of the Chairperson or a majority of the members of the Committee. A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.

      Principal Executive Offices                      Notice of
    Crown Castle International Corp.         Annual Meeting of Stockholders
         510 Bering, Suite 500                        May 29, 2002
           Houston, TX 77057                      and Proxy Statement

                              [Crown Castle Logo]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE
VOTED FOR SUCH NOMINEES AND PROPOSALS.

1. Election of Directors, Nominees: Dale                                [ ] For All [ ] Withhold All
   N. Hatfield, Lee W. Hogan, Robert F. McKenzie

   For all, except nominee(s) written in below:                         [ ] For All Except


2. The ratification of the appointment of KPMG LLP                      [ ] For [ ] Against [ ] Abstain
   as the Company's independent certified public
   accountants for 2002.

3. In their discretion, upon such other matters as
   may properly come before the meeting.
                                                                                              INTERNET
   By checking the box to the right, I consent to future delivery of annual reports,             [ ]
   proxy statements, prospectuses and other materials and shareholder communications electronically via the internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

   If you plan to attend the Annual Meeting please mark the WILL ATTEND box                      WILL
                                                                                                ATTEND
                                                                                                 [ ]

Signature_________________________________ Signature_____________________________________  Dated___________________________, 2002
Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign.
Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                                               VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                                INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                                           THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

                YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                      AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


            INTERNET                                           TELEPHONE                                   MAIL
   http://www.eproxy.com.cci                                 1-800-435-6710

Use the Internet to vote your proxy.            Use any touch-tone telephone to vote your           Mark, sign and date
Have your proxy card in hand when you           proxy. Have your proxy card in hand when              your proxy card
access the web site. You will be        OR      you call. You will be prompted to enter     OR              and
prompted to enter your control number,          your control number, located in the box               return it in the
located in the box below, to create             below, and then follow the directions               enclosed postage-paid
and submit an electronic ballot.                given.                                                    envelope.

                                        IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                           YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                       CROWN CASTLE INTERNATIONAL CORP.
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2002

  The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 23, 2002, and hereby appoints John P. Kelly and Donald J. Reid, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned's shares of common stock of Crown Castle International Corp. (the "Company") at the Annual Meeting of Stockholders of the Company to be held in the Forest III Meeting Room of the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, on Wednesday, May 29, 2002 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN ITEM 1, FOR PROPOSAL 2, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

                         (Please sign on reverse side)